Exhibit 11.1
                              SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                  The Three-Months             The Nine-Months
                                 Ended September 30,         Ended September 30,
                                 -------------------         -------------------
                                  1998        1997             1998      1997
                                  ----        ----             ----      ----


Net Income (Loss)
 on Per Share Basis..........$  87,978    $ 506,326        $(618,797) $ 141,297
                             ==========   =========        ========== ==========

Basic net income (loss) per share:
 Weighted average common shares
 outstanding.................3,454,429    3,098,465        3,284,874  2,758,171




Shares subject to restriction.(700,000)    (700,000)        (700,000)  (700,000)
                             ----------   ----------       ---------- ----------
                             2,754,429    2,398,465        2,584,874  2,058,171
                             ==========   ==========       ========== ==========


Net Loss per common share:   $    0.03    $    0.21        $   (0.24) $    0.07
                             ==========   ==========       ========== ==========

Net income (loss) per common share - assuming dilution:
 Weighted average common shares
 outstanding.................3,454,429    3,098,465        3,284,874  2,758,171

 Weighted average dilutive potential
 common shares outstanding...                43,713                      48,349


Shares subject to restriction.(700,000)    (700,000)        (700,000)  (700,000)
                             ----------   ----------       ---------- ----------
                             2,754,429    2,442,178        2,584,874  2,106,520
                             ==========   ==========       ========== ==========


Net Loss per common share
 - assuming dilution:        $    0.03    $    0.21        $   (0.24) $    0.07
                             ==========   ==========       ========== ==========